UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 27, 2012

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 27, 2012, the Board of Directors of Jacobs Engineering Group Inc. (the "Company") elected retired General Ralph E. Eberhart as a Class II director of the Company to fill the newly created board seat referenced below. General Eberhart has been affirmatively determined by the Board to be an independent director under the independence standards of the New York Stock Exchange and the Company's guidelines for determining independence. Pursuant to the Company's charter and bylaws, General Eberhart will stand for re-election at the Company's 2013 Annual Meeting of Shareholders.
In connection with his election, and pursuant to the terms of the Company's 1999 Outside Director Stock Plan (the "Plan"), General Eberhart will receive an option to purchase 4,000 shares of the Company's common stock on October 1, 2012 with an exercise price equal to the fair market value of the Company's common stock as provided in the Plan. General Eberhart will also receive the standard, annual compensation for the Company's non-management directors. This annual compensation includes (i) a cash retainer in the amount of $88,000 per year, (ii) pursuant to the Plan, an award of 1,000 shares of restricted stock or restricted stock units, and (iii) pursuant to the Plan, an option to purchase 3,500 shares of the Company's common stock on the first day of March (beginning March 1, 2013) with an exercise price equal to the fair market value of the Company's common stock as provided in the Plan.
There were no understandings or other agreements or arrangements between General Eberhart and any other person pursuant to which General Eberhart was elected as a director of the Company. General Eberhart has not yet been named to a committee of the Board.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of September 27, 2012, the Board of Directors amended and restated the Company's bylaws to amend Section 3.02 to provide for an increase in the number of authorized directors from nine to ten. No other changes were made to the bylaws. The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated Bylaws dated September 27, 2012

99.1	Press Release dated October 2, 2012 announcing the election of General Ralph E. Eberhart to the Company's Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2012

JACOBS ENGINEERING GROUP INC.

By:	/s/ John W. Prosser, Jr.
John W. Prosser, Jr.
Executive Vice President
Finance and Administration

EXHIBIT INDEX

3.1	Amended and Restated Bylaws dated September 27, 2012

99.1	Press Release dated October 2, 2012 announcing the election of General Ralph E. Eberhart to the Company's Board of Directors

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